UNITED STATES
                  SECURITIES STOCKTICKERAND EXCHANGE COMMISSION
                 placeCityWashington, StateD.C. PostalCode20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

       __  Preliminary Proxy Statement
       __  Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
        X  Definitive Proxy Statement
       __  Definitive Additional Materials
       __  Soliciting Material Pursuant to ss. 240.14a-12

                              Dorman Products, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                  Not Applicable
                 -----------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                 DORMAN
                             NEW SINCE 1918

________________________________________
Notice of Annual Meeting of Shareholders
May 23, 2007
________________________________________

Dear Shareholder:

The Annual Meeting of Shareholders of Dorman Products, Inc. (the terms "we", "our", "us", and the "Company" refer to Dorman Products, Inc.), a Pennsylvania corporation, has been called and will be held at the law offices of Blank
Rome LLP, One Logan Square, Philadelphia, Pennsylvania 19103 on Wednesday, May 23, 2007 at 8:30 a.m., Eastern Daylight Savings Time, to consider and act upon the following matters:

o Election of six directors, each to serve for a term of one year to expire at the next annual meeting of shareholders and until his successor has been selected and qualified.

o           Any other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on Friday, March 30, 2007, as the record date for determining the Shareholders of the Company entitled to notice of and to vote at such meeting and any adjournment thereof. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvend Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

Whether or not you intend to be present at the Annual Meeting, please date, sign and mail the enclosed proxy card in the envelope provided. You are cordially invited to attend the Annual Meeting and your proxy will not be used if you are present and prefer to vote in person.

                       By Order of the Board of Directors

                           /s/ Thomas J. Knoblauch
                       ----------------------------------
                              THOMAS J. KNOBLAUCH
                       Vice President, General Counsel and
                       Assistant Secretary

Colmar, Pennsylvania
April 20, 2007


-------------------------------------------------------------------------------
      IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                          AND PROMPTLY RETURNED.
-------------------------------------------------------------------------------

                           Dorman Products, Inc.
                         3400 East Walnut Street
                        Colmar, Pennsylvania 18915


                              Proxy Statement

         This Proxy Statement and accompanying proxy card are for the solicitation of proxies by the Board of Directors (the "Board") of Dorman Products, Inc., a Pennsylvania corporation (the terms "we", "our", "us", and the "Company" refer to Dorman Products, Inc.), for our use at our Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 23, 2007 at 8:30 a.m., Eastern Daylight Savings Time, and any adjournments of the Annual Meeting. The Annual Meeting will be held at the law offices of Blank Rome LLP, One Logan Square, Philadelphia, Pennsylvania, 19103. This Proxy Statement and proxy card are being mailed to our shareholders on or about April 20, 2007.

         At the Annual Meeting, the holders of record on Friday, March 30, 2007 (the "Shareholders") of our Common Stock, par value $.01 (the "Common Stock"), will act upon the following matters:

I. Election of six directors, each to serve for a term of one year to expire at the next annual meeting of shareholders and until his successor has been selected and qualified.

II.               Any other business as may properly come before the Annual
                  Meeting.

         All proxies which are validly completed, signed and returned to us prior to the Annual Meeting will be voted in the manner designated. Proxies may be revoked at any time prior to being voted at the Annual Meeting by written notice to our Corporate Secretary or by attending the Annual Meeting and voting in person. If no instructions are given, the persons named in the proxy solicited by the Board intend to vote in favor of Proposal I herein. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card will vote on these matters in accordance with their best judgment.

         The Board has fixed the close of business on Friday, March 30, 2007 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice and to vote at the Annual Meeting and any adjournments of the Annual Meeting. As of the close of business on the Record Date, there were 17,697,928 shares of Common Stock, issued and outstanding, each of which is entitled to one vote. All share information set forth in this Proxy Statement has been adjustd to reflect our two-for-one stock split in March 2005.

         The election of directors will be determined by a plurality vote and the six nominees receiving the most "for" votes will be elected. An abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether any nominee has received the required shareholder vote.

                       Proposal I - Election of Directors

         Our Amended and Restated By-Laws provide that our business shall be managed by or under the direction of a Board of Directors of not less than two nor more than seven directors, which number shall be fixed from time to time by the Board of Directors. The Board of Directors has fixed the number of directors at six. Four of the members of the Board are independent as defined in the applicable listing standards of the NASDAQ Stock Market. Each of the six directors shall be elected at the Annual Meeting of Shareholders for a term that expires at the next annual shareholder's meeting. Each director shall hold office for the term for which he was elected and until his successor is selected and qualified. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the six nominees named below to constitute the entire Board of Directors.

         All of the nominees are current directors of the Company and are nominated by the Board of Directors. Each nominee has consented to being named in this Proxy Statement and has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the proxy holders named in the enclosed proxy card may vote for a substitute nominee in their discretion.

         The following table sets forth certain information, as of the Record Date, as to each nominee for the office of director:

           Name        Age             Position                   Director Since
Richard N. Berman       50     Chairman of the Board of Directors
                               President and Chief Executive Officer     1978

Steven L. Berman        47     Executive Vice President,
                               Secretary-Treasurer, and Director         1978

George L. Bernstein     75     Director                                  1991

John F. Creamer, Jr.    76     Director                                  1995

Paul R. Lederer         67     Director                                  1998

Edgar W. Levin          74     Director                                  1991



         The following information about our directors is based, in part, upon information supplied by such persons. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

         Richard N. Berman has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its inception in October 1978.

         Steven L. Berman has been Executive Vice President, Secretary-Treasurer and a director of the Company since its inception.

         George L. Bernstein has served as a director since 1991. Mr Bernstein has been President of GLB Consulting, a management consulting firm, since 2002. He was Chief Financial Officer of Howard Fischer Associates International, Inc., an executive search firm, from 1994 to 2002. Previously he was Chief Operating Officer of Dilworth, Paxson, Kalish & Kauffman, a law firm in Philadelphia, Pennsylvania that he joined in 1991.

         John F. Creamer, Jr. has served as a director since 1995. Mr.
Creamer is currently President of Distribution Marketing Services, Inc., a marketing consulting firm for the automotive aftermarket located in Phoenix, Arizona. He is a former director and former vice chairman of the Board of Directors of Echlin Corporation, an automotive parts company, and past president of the Automotive Warehouse Distributors Association (AWDA).

         Paul R. Lederer has served as a director since 1998. Mr. Lederer is past Executive Vice President of Federal-Mogul Corporation, a global manufacturer of a broad range of non-discretionary parts primarily for automobiles, light trucks, heavy trucks, and farm and construction vehicles. Prior to joining Federal-Mogul, Mr. Lederer was President and Chief Operating Officer of Fel-Pro Incorporated, a private manufacturer of gaskets and related products for the internal combustion engine, which was acquired by Federal-Mogul in 1998. Before joining Fel-Pro, he was a consultant to several automotive parts companies. Mr. Lederer is currently a director of O'Reilly Automotive, an automotive parts retailer, Proliance International, Inc., an automotive parts company, and Maximus, Inc., a provider of program management and consultative services to state and local governments.

         Edgar W. Levin has served as a director since 1991. Mr. Levin has been President of Ed Levin Associates, a management consulting firm since 1998. Prior thereto, from 1984 to 1988, he was Senior Vice President of Paramount Communications, Inc. (Gulf & Western, Inc.), a media and entertainment company.

         None of the above nominees, except for Richard and Steven Berman who are brothers, are related to any other nominee or to any executive officer of the Company.

Committees of the Board of Directors

         The Board has three standing committees: the Executive Committee, the Audit Committee and the Compensation and Nominating Committee.

         Executive Committee. The Executive Committee has general authority over the supervision and direction of the finances and business of the Company and has the power and authority of the Board in the management of the business and affairs of the Company between meetings of the Board. Currently, Richard
N. Berman and Steven L. Berman serve on the Executive Committee.

         Audit Committee. The Audit Committee is responsible for reviewing reports of our financial results, audits and internal controls. The Audit Committee selects our independent registered public accounting firm, reviews such firm's procedures for ensuring their independence with respect to the services performed for us and pre-approves the professional services provided by the independent registered public accounting firm. The responsibilities of the Audit Committee are further described in the Audit Committee Charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.dormanproducts.com.

         Currently, George L. Bernstein (Chairman), John F. Creamer, Jr., Paul
R. Lederer and Edgar W. Levin serve on the Audit Committee. Each member of the Audit Committee, in the opinion of the Board of Directors, is independent as defined under the applicable listing standards of the NASDAQ Stock Market. The Board has determined that Mr. Bernstein qualifies as an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

         Compensation and Nominating Committee. The Compensation and Nominating Committee is responsible for annually reviewing, approving and recommending to the Board of Directors for its approval, the compensation of our Chairman and Chief Executive Officer and all of our other executive officers. The Compensation and Nominating Committee also approves participation in and all awards, grants and related actions under the Dorman Incentive Stock
Plan, the Employee Stock Purchase Plan and the 401(k) Retirement Plan. The Compensation and Nominating Committee is also responsible for recommending qualified candidates to the Board for election as directors of the Company, and has recommended to the Board the slate of directors that the Board proposes for election by shareholders at the Annual Meeting. The responsibilities of the Compensation and Nominating Committee are further described in the Compensation and Nominating Committee Charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.dormanproducts.com.

         Currently, George L. Bernstein, John F. Creamer, Jr., Paul R.
Lederer and Edgar W. Levin (Chairman) serve on the Compensation and
Nominating Committee. Each member of the Compensation and Nominating Committee, in the opinion of the Board of Directors, is independent as defined under the applicable listing standards of the NASDAQ Stock Market.

         The information on the website listed above and elsewhere in this Proxy Statement is not and should not be considered part of this Proxy Statement and is not incorporated by reference in this document. This website is and is only intended to be an inactive textual reference.

Director Nomination Process

         The Compensation and Nominating Committee is responsible for, among other matters, annually presenting to the Board of Directors a list of individuals recommended for nomination for election as directors at the annual meeting of shareholders. The Compensation and Nominating Committee assists the Board of Directors in identifying, interviewing and recruiting candidates as necessary for the Board of Directors. The Compensation and Nominating Committee also has the authority as it deems appropriate to retain a search firm to identify and evaluate director candidates.

         Before recommending a director, the Compensation and Nominating Committee reviews his or her qualifications as described below. In the case of an incumbent director, the Compensation and Nominating Committee also reviews the director's service to the Company during the past term, including the number of Board and committee meetings attended, quality of participation and whether the candidate continues to meet the qualifications for a director as described below. After completing this evaluation, the Compensation and Nominating Committee makes a formal recommendation to the full Board of Directors as to election or re-election of the candidate.

         Director Candidates Nominated by Shareholders

         Under our Amended and Restated By-Laws, shareholders entitled to vote in the election of directors generally on the record date and on the date of the meeting at which directors are to be elected may nominate one or more persons for election as a director by personally delivering or mailing a letter addressed to our President at 3400 East Walnut
Street, Colmar, Pennsylvania 18915 via a nationally-recognized express mail service or the United States mail, postage prepaid. Such letter must be received by us not less than ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders. In the event of a special meeting of shareholders, the letter must be received not later than the close of business on the tenth day following the day on which notice of the special meeting was first given to shareholders. Since we last disclosed information regarding the process through which our shareholders may nominate candidates for election to our Board of Directors, material changes have been made to the process. Specifically, under our former By-Laws, the letter referred to above must have been received by us not less that 50, nor more than 75, days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date for the meeting was given to the shareholders, the letter must have been received not later than the close of business on the tenth day following the day on which such notice or public disclosure was made.

         The following information must be included in the letter:

         Name and address of shareholder intending to make the nomination and of the person or persons to be nominated;

         A representation that the shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

         A description of all arrangements and understandings between the shareholder and each nominee and any other person or persons pursuant to which the nomination was made;

         Such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and

         The written consent of each nominee to serve as a director of the Company if so elected.

         A nomination specified in the letter may be presented at the meeting only by the shareholder who gave such letter, in person or by proxy. The presiding officer of the meeting may declare invalid any nomination not made in compliance with the foregoing procedure.

         Director Qualifications

         In order to be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age. In addition, director qualifications include, among other factors, capability, availability to serve, conflicts of interest and moral character. Additional special criteria apply to directors being considered to serve on a particular committee of the Board of Directors. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.

Meetings of the Board of Directors

         During the fiscal year ended December 30, 2006, the Board of Directors held five meetings. The Executive Committee did not hold any meetings, the Audit Committee held four meetings and the Compensation and Nominating Committee held one meeting during the fiscal year ended December 30, 2006. During the fiscal year ended December 30, 2006, each director attended at least 75% of the meetings of the Board and Committees of which they were a member.

Director Independence

         The Board of Directors has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of the NASDAQ Stock
Market: George L. Bernstein, John F. Creamer, Jr., Paul R. Lederer and
Edgar W. Levin. During its review of director independence, the Board of Directors considered transactions and relationships between each independent director or any member of his or her immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company and its subsidiaries and affiliates. There were no transactions or relationships between independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) considered by the Board of Directors and which were not disclosed in "Certain Relationships and Related Transactions" below.

Attendance at Annual Meeting of Shareholders

         It is the policy of the Board of Directors that, absent sufficient cause, all of our directors attend our Annual Meeting of Shareholders. All of our directors attended last year's Annual Meeting of Shareholders.

Communication with the Board of Directors

         Shareholders may communicate with the Board of Directors or any individual director by sending a letter addressed to the Board of Directors or the individual director c/o Dorman Products, Inc. at 3400 East Walnut Street, Colmar, Pennsylvania, 18915. All shareholder communications will be delivered to the director to whom such correspondence is addressed.

Director Compensation

         The following table sets forth certain information regarding the annual and long-term compensation earned by or awarded to each non-employee director who served on our Board of Directors during the fiscal year ended
December 30, 2006. Directors who are our employees are not compensated for their services as directors.

                     Fees Earned                          All Other
                     or Paid in Cash   Option Awards (1) Compensation    Total
Name                     ($)                ($)               ($)         ($)
(a)                      (b)                (d)               (g)         (h)
------------------   --------------    ----------------  -----------    -------
George L. Bernstein     43,900               -                 -         43,900
Edgar W. Levin          39,000               -                 -         39,000
John F. Creamer, Jr.    38,500               -                 -         38,500
Paul R. Lederer         38,500               -                 -         38,500


(1) No annual stock option grants were made as compensation for director services in 2006. As of fiscal year ended December 30, 2006, the aggregate number of option awards held by each of our non-employee directors is as follows: George L. Bernstein - 52,000; Edgar W. Levin - 48,000; John F. Creamer, Jr. - 6,000; and, Paul R. Lederer - 50,000.

         Each of our non-employee directors receives an annual retainer of $33,000 plus $1,500 for each Board of Directors meeting attended and $1,000 for each Committee meeting attended. The Chairman of the Audit
Committee receives an additional $1,350 for each Audit Committee meeting attended. The Chairman of the Compensation and Nominating Committee receives an additional $500 for each Compensation and Nominating Committee meeting attended. Directors are also eligible for participation in our Incentive Stock Plan, however, no option awards were granted to directors in fiscal 2006. We do not grant shares of stock nor pay non-equity incentive plan compensation to our directors. Our directors do not participate in a company-sponsored pension or deferred compensation plan. As a result, columns
(c), (e) and (f) relating to these items have been deleted from the table above.

        The Board Recommends a Vote "For" the Election of the Directors.

                             Executive Compensation

         The following table sets forth certain information regarding the annual and long-term compensation earned during the fiscal year ended December 30, 2006 by the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated executive officers whose aggregate salaries and bonuses exceed $100,000 for services rendered in all capacities during the fiscal year ended December 30, 2006 (collectively referred to as the named executive officers).

                           Summary Compensation Table*

                                                               Option     All Other
                                        Salary      Bonus      Awards   Compensation (1)    Total
Name and Principal Position    Year       ($)        ($)         ($)          ($)            ($)
             (a)                (b)       (c)        (d)         (f)          (i)            (j)
---------------------------    -----     ------      ------      ----     -----------      ---------

Richard N. Berman Chairman      2006     485,000     125,000      -          8,800         618,800
  Chairman of the Board,
  President amd Chief
  Executive Officer

Steven L. Berman                2006     485,000     125,000      -          8,800         618,800
  Executive Vice President
  Secretary-Treasurer and
  Director

Mathias J. Barton Senior        2006     265,065      50,000      -          8,800         329,865
  Senior Vice President,
  Chief Financial Officer

Joseph M. Beretta               2006     262,805      50,000      -          8,800         329,105
  Senior Vice President,
  Product

Donald J. Barry   Senior        2006     262,650      50,000      -          2,200         314,850
  Senior Vice President of
  Sales and Trade Marketing

------------------------------
* As part of the named executive officers' annual compensation, we provide certain perquisites and other personal benefits, including an annual automobile allowance, which are not included in the table since the total to each of the individuals named above did not exceed $10,000.
(1) Includes the estimated contribution to the Company's 401(k) Plan on behalf of each of the named executives.

          Elements of compensation for our named executive officers include salary, bonus, option awards, and other perquisites, which are not included in the table above because the total to each of our named executive officers did not exceed $10,000 in fiscal 2006. The base salaries for the named executive officers were set by our compensation committee at the compensation committee meeting in December of 2005 at which time the committee also approved the executive incentive plan for fiscal 2006. No options were granted to our named executive officers in fiscal 2006. Our executive compensation philosophy, process, and programs are more fully discussed in the Compensation Discussion and Analysis section of this Proxy Statement. We do not grant shares of stock nor pay non-equity incentive plan compensation to our named executive officers. Our named executive officers do not participate in a company-sponsored pension or deferred compensation plan. As a result, columns (e), (g) and (h) relating to these items have been deleted from the table above.

         Grants of Plan-Based Awards in Fiscal Year Ended December 30, 2006

         We did not grant stock options in the fiscal year ended December 30, 2006 to our named executive officers. As a result, we have not included the Grants of Plan Based Awards table in this Proxy Statement.

         Outstanding Equity Awards Value at Fiscal Year Ended December 30, 2006

         The following table includes certain information with respect to the value of all unexercised options previously awarded to the named executive officers named at December 30, 2006.

                                                                         Option Awards
                                                                         Equity Incentive
                                          Number of      Number of        Plan Awards:
                                          Securities     Securities        Number Of
                                          Underlying     Underlying        Securities
                                         Unexercised     Unexercied        Underlying       Option
                                           Options         Options         Unexercised     Exercise
                                             (#)            (#)           Unearned Option    Price          Option
                    Name                 Exercisable   Unexercisable          (#)             ($)       Expiration Date
                     (a)                     (b)            (c)               (d)             (e)             (f)
    --------------------------------     ----------    -------------      ------------      --------    -------------

    Richard N. Berman Chairman of                 -                -  (1)            -             -                -
      the Board, President and Chief
      Executive Officer

    Steven L. Berman Executive Vice               -                -  (1)            -             -                -
      President Secretary-Treasurer
      and Director

    Mathias J. Barton Senior Vice              75,000              -  (2)            -          1.50         7/8/2011
      President,  Chief Financial              27,000         18,000  (3)            -          5.08        5/30/2013
      Officer                                   8,000         12,000  (4)            -         12.48         1/3/2015

    Joseph M. Beretta Senior Vice              33,334         66,666  (5)            -          8.01         2/2/2014
      President, Product                        8,000         12,000  (4)            -         12.48         1/3/2015

    Donald J. Barry Senior Vice                     -         50,000  (6)            -         11.10         9/1/2015
      President of Sales and Trade
      Marketing

-------------------------------------------------------------------------------
(1) Richard N. Berman and Steven L. Berman have not received option awards.
(2) These options vest in five equal annual installments beginning on July 9, 2002.
(3) These options vest in five equal annual installments beginning on May 30, 2004.
(4) These options vest in five equal annual installments beginning on January 3, 2006.
(5) These options vest in five equal annual installments beginning on February 2, 2005.
(6) These options vest in three equal annual installments beginning on September 1, 2008.

          We do not pay shares of stock to our named executive officer. As a result, columns related to stock awards have been deleted from the table above.

       Option Exercises and Stock Vested in Fiscal Year Ended December 30, 2006

         There were no stock options exercised by any of the named executive officers during fiscal year ended December 30, 2006. We currently do not offer stock awards as part of our Incentive Stock Plan. As a result, we have not included the Grants of Plan Based Awards table in this Proxy Statement.

Incentive Stock Plan

         Our Board of Directors has adopted, and our shareholders have approved, an Incentive Stock Plan (the "Plan"), the purpose of which is to recognize the contributions made to us by our employees, consultants, advisors and members of our Board of Directors, to provide these individuals with additional incentives to devote themselves to our future success and to improve our ability to attract, retain and motivate individuals upon whom our sustained growth and financial success depend.

         The Plan is administered by the Board of Directors, or by a committee designated by the Board of Directors. The aggregate maximum number of shares of Common Stock available for awards under the Plan are 2,345,000 shares (subject to adjustments to reflect changes in the Company's capitalization). Awards under the Plan may be made to all of our employees, consultants, advisors and directors, although no director may receive awards for more than 10% of the shares reserved for issuance under the Plan.

         Options granted under the Plan may be either incentive stock options ("ISOs") or non-incentive stock options ("NSOs") (together, the "Options"). ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Unless the Option is specifically designated at the time of grant as an ISO, Options under the Plan will be NSOs.

         The exercise price of the ISOs will be at least 100% of the fair market value of the shares of Common Stock on the date the Option is granted, or, at least 110% of the fair market value of the shares of Common stock on the date the Option is granted if the recipient owns, directly or by attribution under Section 425(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of our stock. The option price for NSO will be set at the discretion of the Board of Directors, and may be less than, greater than or equal to the fair market value of a share on the date of the grant. The maximum term of an Option granted under the Plan shall not exceed (i) ten years from the date of grant, or (ii) in the case of an ISO, five years from the date of grant if the recipient on the date of grant owns, directly or by attribution under Section 425(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary.

         As of December 30, 2006, there were options to purchase 981,950 shares of Common Stock outstanding under the Plan. Shares available for future grant under the Plan amounted to 275,760 shares as of December 30, 2006.

Employee Stock Purchase Plan

         The Board of Directors has adopted, and our shareholders have approved, the 1992 Employee Stock Purchase Plan (the "1992 Plan") the purpose of which is to advance our interests, its shareholders and employees by encouraging its employees to acquire a vested interest in our growth and earnings.

         Under the 1992 Plan, a committee appointed by the Board consisting initially of a minimum of two and a maximum of seven members of the Board will administer the 1992 Plan (the "Committee"). The aggregate maximum number of shares of Common Stock available for grants under the 1992 Plan is 600,000 shares, (with suitable adjustments to reflect changes in our capitalization). As of December, 30, 2006, optionees had exercised rights to purchase 952 shares at prices ranging from $8.63 to $9.38 for total net proceeds of $7,000. Grants under the 1992 Plan may be made to all employees of the Company, although no employee may receive such a grant if immediately after the grant he would own more than 5% of the Company's Common Stock or which, at the date the option is granted, would permit such person's rights to purchase stock under the 1992 Plan and all of our other employee stock purchase or option plans, or its parent or subsidiaries, if any, to accrue at a rate exceeding $25,000 of the fair market value of such stock (determined at the time such option is granted) for each year such option is outstanding.

         If the Committee decides to issue options pursuant to the 1992 Plan, options must be granted to all employees of the Company who have been employed for at least 90 days, other than those employees whose customary employment is 20 hours or less per week and those employees whose customary employment is for not more than five months in any calendar year. All options will expire on the last day of the fiscal year during which the option was granted. The option price will equal 85% of the fair market value of the shares on the date of exercise.

         The 1992 Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, an employee who is granted an option under the 1992 Plan will not realize income at either the time of grant of the option, or upon exercise of the option. If an employee disposes of shares acquired upon exercise of an option after two years from the date of grant of such option and after one year from the date of exercise of such option, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the exercise price or (ii) the excess of the fair market value of such shares at the time the option was granted over the exercise price. The employee's basis in the shares disposed of will be increased by an amount equal to the amount so includible in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be long-term capital gain or loss. In such event, the Company (or the subsidiary by which the employee is employed) will not be entitled to any deduction from income.

         If any employee disposes of the shares purchased under the 1992 Plan within such two year and one year period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the exercise price. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includible in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two year or one year period, the Company (or the subsidiary by which the employee is employed) will be entitled to a deduction from income equal to the amount the employee is required to include in income as compensation as a result of such disposition.

         The Board of Directors may modify or amend the 1992 Plan in any way which will not destroy the status of the 1992 Plan as a qualified employee stock purchase plan as defined in Section 423 of the Code, but no such amendment or modification may affect options granted under the 1992 Plan prior to the date of such amendment or modification.

401(k) Retirement Plan

         On January 1, 1992, we adopted the amended and restated Dorman Products, Inc. 401(k)Retirement Plan and Trust (the "401(k) Plan"), a defined contribution discretionary profit-sharing plan. The 401(k) Plan is administered by a third-party administrator and is available to all employees once they have met certain age and service requirements. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to his account. There are two types of contributions to the 401(k) Plan: (1) an employee can make a voluntary contribution of the employee's compensation which we deduct from the employees normal compensation
(legal limitations may restrict the maximum voluntary contribution by an employee in any given year); and (2) we may make discretionary contributions, in cash, common stock or a combination thereof, which is allocated among the participants based on the employee's annual compensation compared to the total annual compensation of all eligible employees.

         Benefits are payable at age 65 (normal retirement), total disability, death, or upon early employment termination. There are vesting requirements for our contributions, but not for the employee's voluntary contributions. The vesting schedule provides for twenty percent vesting each year after one year of service, with one hundred percent vesting at six years or more.

         For the fiscal year ended December 30, 2006, we contributed an amount equal to four percent of each eligible employee's annual compensation (with certain limitations to highly compensated employees). Our contribution was funded entirely in cash.

Post-Employment Compensation

         We do not provide pension benefits, post-employment health coverage, non-qualified defined contribution or other deferred compensation plans to our executive officers. All of our employees, including our executive officers, are employees-at-will and as such do not have employment contracts with us, except in the case of certain foreign subsidiaries.

         We have entered into a change-in-control agreement with Mr. Donald Barry, Senior Vice President of Sales and Trade Marketing. Upon a change-in-control of Dorman Products, Inc., Mr. Barry will be entitled to one year of salary continuation and the immediate vesting of his options included in the Outstanding Equity Awards table above. Assuming a change-in-control date of December 30, 2006, Mr. Barry would be entitled to an annual salary continuation payment equal to $262,650 payable in bi-weekly installments through December
29, 2007 but would receive no economic value from the vesting of his options as his exercise price of $11.10 was below the closing price of our common stock on that date.

         We have also entered into a severance agreement with Mr. Barry. During the first two years of Mr. Barry's employment, he is entitled to one year of salary continuation in the event his employment is terminated without cause. Mr. Barry's second year of employment will end on July 15, 2007. Thereafter, he is entitled to six months of salary continuation in the event his employment is terminated without cause. Assuming termination of employment without cause as of December 30, 2006, Mr. Barry would be entitled to one year of salary continuation payment equal to $262,650 payable in bi-weekly installments through December 29, 2007.

         We have entered into a severance agreement with Mr. Barton, Senior Vice President and Chief Financial Officer. Mr. Barton is entitled to six months of salary continuation in the event of employment termination without cause. Assuming termination of employment without cause as of December 30, 2006, Mr. Barton would be entitled to six months of salary continuation payment e qual to $132,533 payable in bi-weekly installments through July 13, 2007.

         We have entered into a severance agreement with Mr. Beretta, Senior Vice President, Product. Mr. Beretta is entitled to six months of salary continuation in the event of employment termination without cause. Assuming termination of employment without cause as of December 30, 2006, Mr. Beretta would be entitled to six months of salary continuation payment equal to $131,403 payable in bi-weekly installments through July 13, 2007.

                      Compensation Discussion and Analysis

Overview

         George L. Bernstein, John F. Creamer, Jr., Paul R. Lederer and Edgar
W. Levin are the members of the Compensation and Nominating Committee and Mr. Levin is the Committee Chairman. In this "Compensation Discussion and Analysis" section, the terms "we", "our", "us", and the "Committee" refer to the Compensation Committee of the Board of Directors.

         This Compensation Discussion and Analysis focuses on our compensation philosophy and objectives regarding executive compensation; the Committee's role and management's role in establishing executive compensation; the components of our executive compensation program; and the process of setting executive compensation. Our executive compensation program is designed to promote the successful implementation of the Company's annual strategic plan as approved by the Board of Directors as well as long-term growth and profitability.

Executive Compensation Philosophy and Objectives

         The primary objective of our executive compensation program is to reward our executives for the successful achievement of corporate financial and other goals (i.e. "pay for performance"). Our program creates an environment of sharPersonNameed risk between our executive officers and our shareholders by including equity based awards as part of our executive compensation program. We believe that our "pay for performance" program should focus management's attention on achieving both annual performance targets and profitable growth over a longer time period. The program is designed to reward management for the achievement of both short and long term strategic objectives as established by the Board of Directors.

         The executive compensation program should be substantial enough to attract and retain skillful and knowledgeable management while at the same time being mindful of our responsibility to control costs on behalf of our shareholders. Our compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding specific executives for achieving levels of operational excellence and financial returns that ensure positive short and long-term business performance and continual growth in shareholder value. We believe that the overall compensation program must be competitive with other compensation programs within our industry in order to attract and retain the qualified individuals necessary to manage the Company and address the significant challenges faced by it.

         We encourage our executives to think, act, and eventually become, shareholders through our executive compensation program. We intend the program to reward executives for taking well-measured risks with our capital in order to generate returns for our shareholders. At the same time, we intend our executives to share in the potential downside if such investments result in poor performance.

         We believe that total amounts of compensation should generally reflect an executive's experience, skill, knowledge, responsibility and performance within our company. Amounts should typically increase with increases in an executive's functional role and his or her ability to affect our company's performance results. As position and responsibility increase within the Company, a greater portion of the executive's total compensation becomes performance based pay contingent upon the achievement of performance objectives.

The Committee's Role in Establishing Executive Compensation

         Our responsibilities are outlined in a written charter which has been adopted by the Board of Directors. A copy of this charter is available at www.dormanproducts.com under Corporate Information - Investor Relations - Corporate Governance documents. We are responsible for annually reviewing, approving and recommending to the Board of Directors for its approval, the corporate goals and objectives relevant to the Chairman and Chief Executive Officer and for evaluating the performance of the Chairman and Chief Executive Officer in light of those goals and objectives. With respect to compensation, we are responsible for annually reviewing, approving and recommending to the Board of Directors for its approval, the compensation of the Chairman and Chief Executive Officer and the next four highest paid officers of the Company.

         We also approve participation in and all awards, grants and related actions under the Dorman Incentive Stock Plan, the Employee
Stock Purchase Plan and the 401(k) Retirement Plan. In addition, we annually review and approve and recommend to the Board of Directors, for its approval, any executive employment agreements, severance arrangements, change in control arrangements, and any special or supplemental benefits, in each case as, when, and if appropriate.

         We typically meet once each fiscal year. Mr. Levin meets with the General Counsel to establish a meeting agenda. We meet with the Chief Executive Officer and with other senior members of management. We will meet with the General Counsel or other outside advisors on an as needed basis.
We also meet in executive session without members of management present.

         In preparation for our annual compensation committee meeting we review materials provided by management which management believes will be helpful in the performance of our duties. This material includes financial reports on year-to-date performance; reports on performance against goals and objectives approved by the Board of Directors; benchmarking information on compensation programs and compensation levels at peer group companies; and reports on the current compensation levels of our executive officers including base salary and equity awards.

         We review, on an annual basis, the performance of the Committee and the effectiveness of our compensation program in achieving the intended outcome.

Management's Role in Establishing Executive Compensation

         Management's most important role in the executive compensation process is to work together with us to establish strategic plans and business performance targets and objectives. The Chief Executive Officer provides us with his evaluations on the performance of the other executive officers, performance evaluations of certain other key employees, and recommends salary levels and option awards.

The Components of the Executive Compensation Program

         Elements of compensation for our executives include base salary, bonus, equity incentive in the form of stock options, 401(k) plan participation, an employee stock purchase plan, perquisites and other benefits, and post-employment compensation.

         Base Salary

         We establish and approve annual base salaries for the Chief Executive Officer and, upon recommendation of the Chief Executive Officer, annual base salaries for all of the executive officers of the Company. In deciding the amount of annual base salaries, we take into consideration independent compensation studies prepared periodically on our behalf. Although we do not believe in establishing base salaries only on the basis of benchmarking, we do believe that benchmarking reports are an important salary evaluation tool. We intend that overall compensation, including base salary, reflect the performance of each individual executive over time. Base salaries are set at levels that we determine adequately reward and retain capable executives, including the Chief Executive Officer, without targeting any specific quartile of any compensation survey data for total compensation or any component of total compensation. In establishing base salary, we consider the executive's individual performance, the importance of and skills requirPersonNameed in a particular executive position, and the executive's total amount of experience.

         Executive Bonus Plan

         We have established the Executive Bonus Plan (the "Bonus
Plan"). As of December 30, 2006, the executive officers named in the Summary Compensation Table and one other executive officer were eligible to participate in the Bonus Plan. The Bonus Plan has three components: (i) an annual bonus, (ii) a three-year compounded growth bonus, and (iii) a discretionary bonus. The annual bonus and the three-year compounded growth bonus are each based on the Company's growth in pre-tax (pre-bonus) income subject to adjustment as described in the Bonus Plan.

         The amount of the annual bonus is equal to the executive officer's eligible bonus amount, as set forth in the Bonus Plan, multiplied by two times the percentage annual growth in our pre-tax income. The eligible bonus amount for each of Richard N. Berman and Steven L. Berman is $520,000. The eligible bonus amount for each of the other four participating executive officers is $280,000. Amounts earned as annual bonuses for the named executive officers are included in the Summary Compensation
Table under the column heading "Bonus." During the fiscal year ended
December 30, 2006, none of the named executive officers received an award pursuant to the annual bonus component of the Bonus Plan because there was no percentage annual growth in our pre-tax income.

         The three-year compounded growth bonus component is based on our company's growth in pre-tax income over a three-year performance cycle. The Bonus Plan provides for three three-year performance cycles: fiscal 2004 through fiscal 2006, fiscal 2005 through fiscal 2007 and fiscal 2006 through 2008. After the completion of a three-year cycle, the participating officers will each receive a bonus payment of $50,000 if our compounded three-year growth in pre-tax income is between 5.0% and 10.0%, a payment of $100,000 if the pre-tax income increase is between 10.0% and 15.0% and a payment of $150,000 if the pre-tax income increase is greater than 15%. No compounded growth bonus will be paid if the compounded three-year growth in pre-tax income is below 5.0%. Awards pursuant to the three-year compounded growth component of the Bonus Plan commenced beginning with the fiscal year ended December 30, 2006. Amounts earned as three-year compounded growth bonuses for the named executive officers are included in the Summary Compensation Table under the column heading "Bonus."

         Fifty percent of an executive officer's earned bonus pursuant to the annual bonus component, the three-year compounded growth component and the discretionary bonus component will be paid in the first quarter of the year following the year in which the bonus was earned;
the remaining fifty percent is paid in four equal quarterly installments 180, 270, 360 and 450 days after the fiscal year end. The executive officer must be employed on the scheduled date of payment to receive that portion of the bonus.

         In addition, we have the authority to award discretionary bonuses pursuant to the Bonus Plan to executive officers based upon the executive officer's contribution, responsibility and performance during the year. Amounts earned as discretionary bonuses by the named executive officers are included in the Summary Compensation Table under the column heading "Bonus".

         Long-Term Incentive and Non-Qualified Stock Options

         We provide our executive officers with long-term incentives in the form of incentive or non-qualified stock options granted under our Incentive Stock Option Plan descrided above. We award stock options to the Chief Executive Officer and the other executive officers based upon the recommendation of the Chief Executive Officer, taking into consideration the responsibility of each executive officer, the financial performance of the Company and such other factors as we deem appropriate, consistent with our compensation philosophy. However, we have not established specific target awards governing the receipt, timing or size of option grants. Thus, determinations with respect to the granting of stock options are subjective in nature.

         401(k) Retirement Plan

         Executive officers are entitled to participate in the Company's 401(k) Retirement Plan and to receive a portion of the Company's voluntary contribution in shares of the Company's common stock in accordance with the Plan.

         Employee Stock Purchase Plan

         Executive Officers are entitled to participate in the Company's Employee Stock Purchase Plan subject to the restrictions and limitations in the Plan. We believe that our executive officers should acquire a vested interest in our growth and earnings.

         Post-Employment Compensation

         We do not provide pension benefits (other than the 401(k) Retirement
Plan), post-employment health coverage, non-qualified defined contribution or other deferred compensation plans to our executive officers. All of our executive officers are employees-at-will and as such do not have employment contracts with the Company. We have, however, entered into certain change-of-control or severance arrangements, or both, with some of our executive officers as more fully described in this Proxy Statement above.

         Perquisites and Other Benefits

         We annually review the perquisites that our executive officers receive. The Chief Executive Officer and Senior Executive Vice President each receive the use of a leased automobile for which the lease and the insurance are paid by the Company. The remaining senior executives receive an auto allowance. All members of senior management are eligible to participate in our Company's other benefits plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, 401(k) Retirement Plan, and the Employee Stock Purchase Plan. Relocation benefits are reimbursed but are individually negotiated when they occur.

The Process of Establishing Executive Compensation

         Although we typically have only one formal meeting at the end of each fiscal year, our executive compensation evaluation process is continuous. We begin by reviewing and recommending to the Board of Directors for its approval the corporate goals and objectives relevant to the Chief Executive Officer and other members of the senior management team. This process includes open communications with the Chief Executive Officer regarding the sufficiency of the strategic plan and other performance targets. Performance objectives for management are typically based on, among other things, growth in pre-tax income annually and over a longer term.

         Although we do not believe in setting compensation levels based on benchmarking, we do periodically acquire reports of senior management compensation at companies that offer products similar to ours. We use these reports as one source of information, but not as a primary factor in setting executive compensation levels because no company that publicly reports executive compensation levels is similar to our Company in size and profitability. Our most recent report included compensation amounts paid at Keystone Automotive Industries, Lojack Corporation, Proliance International, Inc., Standard Motor Products, Inc., Tenneco Inc., and
United Components Inc.

         We also consider other relevant factors such as historical compensation amounts; competitive pay practices generally; relative compensation levels among our senior management team; and general economic conditions. After considering our corporate goals and objectives along with all other relevant factors, we establish compensation levels for each of the senior executive officers.

Compensation and Nominating Committee Report

         In February 2007, the Compensation and Nominating Committee met with management to review and discuss the Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the Compensation and Nominating Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual
Report on Form 10-K for the year ended December 30, 2006 and the proxy statement on Schedule 14A for the 2007 annual meeting of shareholders.

         This Compensation and Nominating Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, except to the extent that we specifically request that the Report be specifically incorporated by reference.

         The foregoing report has been furnished by:

         Edgar W. Levin, Chairman
         George L. Bernstein
         John F. Creamer
         Paul R. Lederer

Compensation Committee Interlocks and Insider Participation

         The Compensation and Nominating Committee consisted of George
L. Bernstein, John F. Creamer, Jr., Paul R. Lederer and Edgar W. Levin in the fiscal year ended December 30, 2006. No person who served as a member of the Compensation and Nominating Committee during the fiscal year ended December 30, 2006 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee "interlocks" during this period, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Certain Relationships and Related Transactions

         We have entered into a noncancelable operating lease for our primary operating facility in Colmar, Pennsylvania with BREP I, a Pennsylvania limited partnership of which Richard N. Berman, Chairman of our Board of Directors and our President and Chief Executive Officer, Steven L. Berman, a director a our Executive Vice President, Secretary and Treasurer, their father, Jordan S. Berman, and their brothers, Marc H. Berman and Fred B.
Berman, are limited partners. Richard N. Berman and Steven L. Berman are the controlling shareholders of BREP, Inc., a Pennsylvania corporation, which is the general partner of BREP I. Jordan S. Berman, Marc H. Berman and Fred B. Berman are each directors and officers of BREP, Inc.

Richard N. Berman and Steven L. Berman each own a 27.9% interest in BREP I. Under the lease, the Company paid rent of $3.89 per square foot ($1.3 million per year) in 2006. The rents payable on the Pennsylvania property are adjusted on January 1 of each year to reflect annual changes in the Consumer Price Index for All Urban Consumers - U.S. City Average, All Items. The lease is a "net" lease, under which the Company is responsible for all expenses attributable to the leased property (including maintenance and repair) and for the conduct of its operations in compliance with all applicable laws and regulations. In 2002, the lease was extended and will expire on December 31, 2007. The Company's rent in 2007 will be $4.00 per square foot ($1.3 million per year). In the opinion of management, the terms of this lease are no less favorable than those which could have been obtained from an unaffiliated party.

         The Audit Committee is responsible for reviewing and approving all related party transactions pursuant to the Audit Committee Charter which has been adopted by the Board of Directors. A copy of the Audit Committee Charter is available on our website at www.dormanproducts.com. The Chairman of the Audit Committee can be reached by sending a letter to Chairman of the Audit Committee, Confidential - Conduct of Business Affairs at: Dorman Products, Inc., P.O. Box 1800, 3400 East Walnut Street, Colmar, PA, 18915

Report of Audit Committee

         In February 2007, the Audit Committee met with management to review and discuss the audited financial statements for the year ended December 30, 2006. The Audit Committee also conducted discussions with its independent registered public accounting firm, KPMG LLP ("KPMG"), regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees, " the Audit Committee has discussed with and received the required written disclosures and a confirming letter from KPMG regarding its independence and has discussed with KPMG its independence. The Audit Committee also considered the non-audit services provided by KPMG set forth below in their review of KPMG's independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 30, 2006.

         This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, except to the extent that we specifically request that the Report be specifically incorporated by reference.

         The foregoing report has been furnished by:

          George L. Bernstein, Chairman               Paul R. Lederer
          John F. Creamer, Jr.                        Edgar W. Levin

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth the beneficial ownership of the Company's Common Stock as of March 30, 2007 by (i) each director and nominee for director, (ii) each person who we know to be the beneficial owner of more than 5% of the Common Stock, (iii) each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and (iv) all directors, director nominees and executive officers as a group. Except as otherwise indicated, to our knowledge, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares. The business address of our directors, director nominees and executive officers is that of the Company.

                                                          Amount and Nature of
Name of Beneficial Owner                                 Beneficial Ownership (1)      Percent
------------------------                                 ------------------------      --------

Steven L. Berman (2).................................         2,683,136   (3)(4)          15.2%
Richard N. Berman (2)................................         2,511,553   (3)(5)          14.2%
Jordan S. Berman (2) ................................         1,352,848   (3)(6)           7.7%
Royce & Associates, LLC..............................         1,826,119   (9)             10.3%
Bank of America Corporation,
     NB Holdings Corporation,
     Bank of America, NA,
     Columbia Management Group, LLC, and
     Columbia Management Advisors, LLC...............         1,282,732   (8)              7.2%
Dimensional Fund Advisors LP.........................         1,210,764   (10)             6.8%
T. Rowe Price Associates, Inc., and
     T. Rowe Price Small-Cap Value Fund, Inc.........         1,090,000   (7)              6.2%
Mathias J. Barton....................................           181,482   (11)                *
Edgar W. Levin.......................................            66,000                       *
George L. Bernstein..................................            58,000                       *
Paul R. Lederer......................................            66,000   (12)                *
John F. Creamer, Jr..................................            47,300   (13)                *
Donald J. Barry......................................               170                       *
Joseph M. Beretta....................................            41,334   (14)                *
Executive officers and
    directors as a group (9 persons).................         5,654,975   (15)              32%

----------------------------
* Denotes less than 1%.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission (the "SEC") and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of March 30, 2007. The same shares may be beneficially owned by more than one person.Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded up to the closest whole number. Share numbers in the table may, as indicated in the appropriate notes, include shares held for the person's account in the Company's 401(k) Plan. The number of shares held in the 401(k) Plan is based on a 401(k) Plan statement dated March 31, 2007.

(2) Pursuant to the Amended and Restated Shareholders' Agreement, dated as of July 1, 2006 (the "Shareholders' Agreement"), among Richard N. Berman, Steven L. Berman, their father Jordan S. Berman, their brothers Marc H. Berman and Fred B. Berman, their mother Deanna Berman and the additional shareholders named therein, except as otherwise provided in the Shareholders' Agreement with respect to Jordan S. Berman and Deanna Berman, each shareholder has grantPersonNameed the others rights of first refusal, exercisable on a pro rata basis or in such other proportions as the exercising shareholders may agree, to purchase shares of Common Stock of the Company which any of them, or upon their deaths their respective estates, proposes to sell to third parties. The Company has agreed with these shareholders that, upon their deaths, to the extent that any of their shares are not purchased by any of these surviving shareholders and may not be sold without registration under the Securities Act of 1933, as amended (the "1933 Act"), the Company will use its best efforts to cause those shares to be registered under the 1933 Act. The expenses of any such registration will be borne by the estate of the deceased shareholder. The additional shareholders are trusts for which either Richard N. Berman, Steven L. Berman, Marc H. Berman or Fred B. Berman act as trustee for the benefit of their own children.

(3) Steven L. Berman, Richard N. Berman and Jordan S. Berman share with each other voting and dispositive power with respect to the following shares of Common Stock: (i) 161,800 shares held by BREP I, a Pennsylvania limited partnership ("BREP I"); and (ii) 190,200 shares held by BREP III, a Pennsylvania limited partnership ("BREP III," and together with BREP I, the "Partnerships"). The general partner of each of the Partnerships is BREP, Inc., a Pennsylvania corporation.
     Steven L. Berman and Richard N. Berman are each a limited partner of each of the Partnerships and a controlling shareholder of BREP, Inc. Jordan S. Berman is the President, a director and a shareholder of BREP, Inc.

(4) Includes: (i) 2,071,751 shares held directly; (ii) 125,168 shares held by the Steven L. Berman 2005 GRAT (the "Steven L. Berman GRAT"); (iii) 69,881 shares held by The Steven L. Berman 2004 Charitable Remainder Trust (the "Steven L. Berman CRUT"); and (iv) 44,566 shares held by three different trusts, each dated October 27, 2003, for the benefit of Steven L.
     Berman's children (together, the "Steven L. Berman Trusts"). Steven L. Berman is the trustee for each of the Steven L. Berman GRAT, the Steven L. Berman CRUT and the Steven L. Berman Trusts, in which capacity he has the sole power to vote and dispose of the shares held. Steven L. Berman has the right to direct the trustee of the Company's 401(k) Plan as to the voting of 16,422 shares of Common Stock held for his account in the 401(k) Plan; he does not have dispositive power over these shares. Excludes 4,723,908 shares that may be deemed beneficially owned by the shareholders party to the Shareholders' Agreement (as defined in note (2) above) other than Steven L. Berman, as to all of which shares he disclaims beneficial ownership.

(5) Includes: (i) 1,854,071 shares held directly; (ii) 125,168 shares held by the Richard N. Berman 2005 GRAT (the "Richard N. Berman GRAT"); (iii) 69,881 shares held by The Richard N. Berman 2004 Charitable Remainder Trust (the "Richard N. Berman CRUT"); (iv) 89,130 shares held by six different trusts, each dated October 27, 2003, for the benefit of each of Richard
     N. Berman's children (together, the "Richard N. Berman Trusts"); and
     (v) 1,400 shares held in custody for his child. Richard N. Berman is the trustee for each of the Richard N. Berman GRAT, the Richard N. Berman CRUT and the Richard N. Berman Trusts, in which capacity he has the sole power to vote and dispose of the shares held. Richard N. Berman has the right to direct the trustee of the Company's 401(k) Plan as to the voting of 16,422 shares of Common Stock held for his account in the 401(k) Plan; he does not have dispositive power over these shares. Excludes 4,906,459 shares that may be deemed beneficially owned by the shareholders party to the Shareholders' Agreement (as defined in note (2) above) other than Richard N. Berman, as to all of which shares he disclaims beneficial ownership.

(6)  Includes 266,296 shares owned by Jordan S. Berman's spouse,
     Deanna Berman, as to all of which shares he disclaims beneficial ownership. Jordan S. Berman may be deemed to have sole voting and dispositive power over the 266,296 shares owned by his spouse.
     The above amount includes 175,000 shares pledged as security and collateral in connection with a guarantee made on behalf of a family member. The above amount excludes the following shares, as to all of which shares Jordan S. Berman disclaims beneficial ownership: (i) 75,600 shares held by The Jordan and Deanna Berman Family Charitable Foundation, for which Jordan S. Berman serves as a trustee; and (ii) 5,962,083 shares that may be deemed beneficially owned by the shareholders party to the Shareholders'
     Agreement (as defined in note (2) above) other than Jordan S.
     Berman. The address of Jordan S. Berman is c/o Dorman Products, Inc.,
     3400 East Walnut Street, Colmar, Pennsylvania 18915.

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
(7) Based solely on a Schedule 13G filed with the SEC on February 14 , 2007 by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Value Fund, Inc. ("Price Small-Cap" and together with Price Associates, "T. Rowe Price"). The filing indicates that, as of December 31, 2006, (i)Price Associates had sole voting power with respect to 100,000 shares, shared voting power over no shares, sole dispositive power over 1,090,000 shares and shared dispositive power over no shares, and
     (ii) Price Small-Cap had sole voting power over 999,000 shares and did not have shared voting power, sole dispositive power or shared dispositive power over any shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates and Price Small-Cap, respectively, are deemed to be beneficial owners of such securities; however, Price Associates and Price Small-Cap each disclaim that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(8) Based solely on a Schedule 13G/A fileed with the SEC on February 7, 2007 by Bank of America Corporation ("Bank of America Corp."), NB Holdings Corporation ("NB"), Bank of America, NA ("Bank of America, NA"), Columbia Management Group, LLC ("Columbia Group") and Columbia Management Advisors, LLC ("Columbia Advisors" and together, "Bank of America"). The filing indicates that, as of December 31, 2006: (i) Bank of America Corp. had sole voting power over no shares, shared voting power over no shares, sole dispositive power over no shares and shared dispositive power over 1,282,732 shares; (ii) NB had sole voting power over no shares, shared voting power over 957,027 shares, sole dispositive power over no shares and shared dispositive power over 1,282,732 shares; (iii) Bank of America, NA had sole voting power over 252,831 shares, shared voting power over 704,196 shares, sole dispositive power over 281,664 shares and shared dispositive power over 1,001,068 shares; (iv) Columbia Group had sole voting power over no shares, shared voting power over 704,196 shares, sole dispositive power over no shares and shared dispositive power over 997,279 shares;
     and (v) Columbia Advisors had sole voting power over 704,196 shares, shared voting power over no shares, sole dispositive power over 997,279 shares and shared dispositive power over no shares. The address of Bank of America is 100 North Tryon Street, Floor
     25, Bank of America Corporate Center, Charlotte, North Carolina, 28255.

(9) Based solely on a Schedule 13G/A filed with the SEC on February 7, 2007 by Royce & Associates, LLC ("Royce"). The filing indicates that, as of December 31, 2006, Royce had sole voting power over 1,826,119 shares, shared voting power over no shares, sole dispositive power over 1,826,119 shares and shared dispositive power over no shares. The address of Royce is 1414 Avenue of the Americas, New York, New York 10019.

(10) Based solely on a Schedule 13G/A filed with the SEC on February 8, 2007 by Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) ("Dimensional"). The filing indicates that, as of December 31, 2006, Dimensional had sole voting power over 1,210,764 shares, shared voting power over no shares, sole dispositive power over 1,210,764 shares and shared dispositive power over no shares.

(11) Includes: (i) 9,000 shares subject to options exercisable within 60 days of the Record Date, (ii) 1,302 shares held for his account in the Company's 401(k) Plan, and (iii) 400 shares held in trust for the benefit of Mr. Barton's children.

(12) Includes: (i) 6,000 shares subject to options exercisable within 60 days of the Record Date.

(13) Includes: (i) 4,800 shares subject to options exercisable within 60 days of the Record Date.

(14) Includes: (i) 41,334 shares subject to options exercisable within 60 days of Record Date.

(15) Includes: (i) 61,134 shares subject to options exercisable within 60 days of the Record Date and (ii) 40,875 shares held for the accounts of the Company's executive officers in the Company's 401(k) Plan.

             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require the Company's officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers and to furnish the Company copies.

         Based on its review of the copies of such forms received by it, or written representation from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the last fiscal year, except that Mr. Creamer filed two Forms 4 late reflecting two transactions and Mr. Thomas J. Knoblauch, Vice President and General Counsel, filed a Form 5 reflecting two transactions that were required to be reported on Form 4.

                              Shareholder Proposals

         Proposals by shareholders to be presented at the Company's meeting to be held in 2008 must be received by the Company no later than December 22, 2007 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

         In addition, shareholders are notified that the deadline for providing us timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2008 annual meeting of shareholders is not less 90 days prior to the date one year from the date of the Annual Meeting held in 2007. Any such notice must comply with our Amended and Restated By-Laws, a copy of which may be obtained on the Company's website located at www.dormanproducts.com. As to all such matters which we do not have notice on or prior to such date, discretionary authority shall be granted to the persons designated in the Company's proxy statement related to the 2008 annual meeting of shareholders to vote on such proposal.

                                  Annual Report

         A copy of our Annual Report to Shareholders for the fiscal year ended December 30, 2006 is being furnished concurrently with this Proxy Statement to all persons who were Shareholders on the Record Date. The Annual Report should not be regarded as proxy soliciting material.

         A copy of our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 can also be obtained without charge by writing to Dorman Products, Inc.,3400 East Walnut Street, Colmar, Pennsylvania 18915,
Attn: Thomas J. Knoblauch, Assistant Secretary. We also makes available, free of charge, on our website located at www.dormanproducts.com, our Annual Report on Form 10-K, including all amendments thereto, if any.

                             Solicitation of Proxies

         We will pay all expenses incurred in connection with the solicitation of the enclosed proxy card. In addition to solicitation by mail, officers, our directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or facsimile. We have requested that brokers and nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers and nominees for their out-of-pocket and reasonable expenses.

         Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $5,000 to $10,000 plus out-of-pocket expenses.

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
             Independent Registered Public Accounting Firm

         The accounting firm of KPMG LLP acted as our independent registered public accounting firm for the fiscal year ended December 30, 2006 and has been selected by the Audit Committee of the Board of Directors to serve as our independent registered public accounting firm for the fiscal year ending December 29, 2007. A representative of KPMG LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

         Aggregate fees for professional services rendered for the Company by KPMG LLP as of or for the fiscal years ended December 30, 2006 and December 31, 2005 were:

                                                    Fiscal Year Ended
      Services Rendered (1)              December 30, 2006     December31, 2005
      --------------------               ----------------      -----------------
      Audit Fees.......................      $ 456,000             $ 444,967
      Audit Related Fees...............              -                     -
      Tax Fees.........................        110,940                98,200
      All Other Fees...................          1,500                 1,500
                                         ----------------      -----------------
      Total............................      $ 568,440             $ 544,667

         (1) The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

         Audit Fees. Audit fees for the fiscal year ended December 30, 2006 and the fiscal year ended December 31, 2005 were for professional services rendered for the audits of our consolidated financial statements, and for the attestation of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

         Audit Related Fees. Audit related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." There were no audit related fees for the years ended December 30, 2006 or December 31, 2005.

         Tax Fees. Tax fees for the fiscal year ended December 30, 2006 and the fiscal year ended December 31, 2005 were for services relating to tax preparation services and tax advice and planning other than those directly related to the audit of the income tax accrual.

         All Other Fees. All other fees for the fiscal year ended December 30, 2006 were for the annual subscription for accounting software we used. All other fees for the fiscal year ended December 31, 2005 were for the annual subscription for accounting software we used.

         The Audit Committee has considered and determined that the services provided by KPMG LLP are compatible with KPMG LLP maintaining its independence.

Pre-Approval Policies and Procedures

         The Audit Committee Charter provides that one of the Audit Committee's responsibilities is pre-approval of all audit, audit related, tax services and other services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approved all of the audit and non-audit services provided by KPMG LLP to the Company during the fiscal years ended December 30, 2006 and December 31, 2005.

                                  Other Matters

         As of the date of this Proxy Statement, no other matter is known which will be brought before the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that our Board of Directors does not know, 10 calendar days after notice of the meeting is mailed, are to be presented for approval at the meeting; (ii)approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act, as amended; and (v) matters incidental to the conduct of the meeting.
If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their best judgment and discretion.


                       By Order of the Board of Directors

                          /s/ Thomas J. Knoblauch
                       ----------------------------------
                       Thomas J. Knoblauch
                       Vice President, General Counsel and
                       Assistant Secretary

Colmar, Pennsylvania
April 20, 2007

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